EXHIBIT 10.15(d)

                                FOURTH AMENDMENT


         THIS FOURTH AMENDMENT to the Credit Agreement referred to below (this "Fourth Amendment"), is made and entered into as of this 13th day of June, 1997 by and among HEALTHPLAN SERVICES CORPORATION, a corporation organized under the laws of Delaware (the "Borrower"), certain subsidiaries of the Borrower identified on the signature pages thereto, the Lenders party to such Credit Agreement, and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as Agent for the Lenders.

                              STATEMENT OF PURPOSE

         The Lenders have extended certain credit facilities to the Borrower pursuant to the Credit Agreement dated as of May 17, 1996 (as amended by the First Amendment thereto dated July 1, 1996 (the "First Amendment"), the Second Amendment thereto dated September 26, 1996 (the "Second Amendment"), the Letter Agreement thereto dated as of March 28, 1997 (the "Letter Agreement"), the Third Amendment thereto dated as of May 6, 1997 (the "Third Amendment"), and as may be further amended, restated or otherwise modified, the "Credit Agreement"), by and among the Borrower, the Lenders party thereto (the "Lenders"), and the Agent.

         The Borrower has requested that the Lenders amend the Credit Agreement to, among other things, permit the establishment of a swingline facility of up to $10,000,000 and enable the Borrower to pay a quarterly dividend of up to $.125 per share of the Borrower's capital stock (or up to $.50 per share on an annualized basis) for 1997, which amount may be increased by the Borrower on an annualized basis by up to $.05 per share for each calendar year after 1997, and the Lenders have agreed to do so, but only on the terms and conditions set forth below in this Fourth Amendment.

         NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. (a) All capitalized undefined terms used in this Fourth Amendment shall have the meanings assigned thereto in the Credit Agreement and (b) "Fourth Amendment Effective Date" means the date of this Fourth Amendment or such later Business Day upon which each condition described below in Section 4 shall be satisfied or waived in a manner acceptable to the Agent and Required Lenders.

         2. Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:

              (a) Section 1.1 is hereby amended to insert the following defined term in the correct alphabetical order:


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                   "'FIXED CHARGE COVERAGE RATIO' means as of any fiscal quarter end of the Borrower, the ratio of (a) the sum of (i) Pro
                   Forma EBITDA less Capital Expenditures less the total amount paid by the Borrower for any open market repurchases (and/or private purchases) of its capital stock less cash dividends paid by the Borrower to its shareholders less cash taxes paid by Borrower, each for the period of four consecutive fiscal quarters ending on such fiscal quarter end, to (b) Fixed Charges."

              (b) Section 1.1 is hereby amended to insert the following defined term in the correct alphabetical order:

                   "'FIXED CHARGES' means as of any date of determination, without duplication, each calculated for such period in accordance with GAAP, the sum of (i) interest expense for the four consecutive fiscal quarter period ending on or immediately prior to such date of determination plus (ii) scheduled principal payments with respect to Debt for the four consecutive fiscal quarter period immediately following such date of determination."

              (c) Section 1.1 is hereby amended to insert the following defined term in the correct alphabetical order:

                   "'SWINGLINE FACILITY' means the swingline facility, not to exceed $10,000,000 in the aggregate, to be entered into between the Borrower and First Union, on terms and conditions satisfactory to the Agent.

              (d) Section 1.1 is hereby amended by deleting the definition of "Capital Expenditures" in its entirety and substituting the following in lieu thereof:

                   "'CAPITAL EXPENDITURES' means, with respect to a Person and its Subsidiaries for any period, the aggregate cost of replacement or acquisition of all Capital Assets of such Person and its Subsidiaries during such period, determined on a Consolidated basis in accordance with GAAP."

              (e) Section 1.1 is hereby amended by deleting the definition of "Pro Forma EBITDA" in its entirety and substituting the following in lieu thereof:

                   "'PRO FORMA EBITDA' means, as of any date of determination, EBITDA for the period of four consecutive fiscal quarters ending on, or immediately prior to, such date of determination, as adjusted for non cash charges of not more than $13,710,000 for the quarter ended September 30, 1996, and as set forth on the applicable Officer's Compliance Certificate and financial statements attached thereto, including on a pro forma basis EBITDA for such period attributable to any Permitted Acquisition; provided that EBITDA attributable to any Permitted Acquisition (i) for the



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                   calendar month during which such Permitted Acquisition is
                   consummated shall be included in Pro Forma EBITDA on an actual or PRO FORMA basis as determined in accordance with GAAP, (ii) for any calendar month following such Permitted Acquisition which is part of the same fiscal quarter during which such Permitted Acquisition is consummated shall be included in Pro Forma EBITDA on an actual basis."

              (f) Section 1.1 is hereby amended by deleting the defined terms "ACQUISITION RESTRUCTURING CHARGE" and "CAPITAL EXPENDITURE ADD-BACK."

              (g) Section 8.2 is hereby amended by deleting such Section in its entirety and substituting the following in lieu thereof:

                   "Section 8.2. FIXED CHARGE COVERAGE RATIO. As of the end of any fiscal quarter of the Borrower during the term of the Credit Facility, permit the Fixed Charge Coverage Ratio to be less than 1.3 to 1.0."

              (h) Section 8.3 is hereby deleted in its entirety.

              (i) Section 9.1 is hereby amended by deleting such Section in its entirety and substituting the following in lieu thereof:

                   "Section 9.1. LIMITATIONS ON DEBT. Create, incur, assume or suffer to exist any Debt other than (a) the Obligations, (b) existing Debt described as of the Closing Date on SCHEDULE 5.1(T) hereto (but not the increase thereof), (c) the Existing Letters of Credit and any renewal (but not any increase or other material modification that the Required Lenders have not previously approved in writing) thereof, (d) additional letters of credit (with respect to which the Borrower is the account party) issued in connection with Permitted Acquisitions or otherwise in the ordinary course of business of the Borrower and its Subsidiaries, not to exceed an aggregate amount of $6,000,000 outstanding at any time,
                   (e) Subordinated Debt of the Borrower which is convertible into common stock thereof not to exceed an aggregate principal amount of $50,000,000 during the term of the Credit Facilities, (f) other Subordinated Debt of the Borrower which shall not exceed an aggregate principal amount of Five Million Dollars ($5,000,000) incurred during the term of the Credit Facility, (g) Debt under any Hedging Agreement reasonably acceptable to the Agent and Required Lenders, (h) Debt of the Borrower incurred by reason of merger or otherwise assumed in connection with any Permitted Acquisition in an aggregate principal amount not to exceed $7,000,000 during the term of the Credit Facility, the terms and conditions of which (including without limitation any collateral security therefor) shall be reasonably acceptable to the Agent and Lenders, (i) the Swingline Facility and (j) Debt of the Borrower, other than that provided for in clauses
                   (a) through (i) of this


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                   Section, incurred in the ordinary course of business of the
                   Borrower and its Subsidiaries not to exceed an aggregate principal amount of One Million Dollars ($1,000,000) outstanding at any time; PROVIDED, that none of the Debt permitted to be incurred by this Section shall restrict, limit or otherwise encumber (by covenant or otherwise) the ability of any Subsidiary of the Borrower to make any payment to the Borrower or any of its Subsidiaries (in the form of dividends, intercompany advances or otherwise) for the purposes of enabling the Borrower to pay the Obligations."

              (j) Section 9.2 is hereby amended by deleting such Section in its entirety and substituting the following in lieu thereof:

                   "Section 9.2. LIMITATIONS ON GUARANTEES. Other than Guarantees created by the Loan Documents, create, incur, assume or suffer to exist any Guarantee, except (a) Guarantees securing the Swingline Facility and (b) indemnity obligations under surety or fidelity insurance coverage (i) set forth on Schedule 5.1(t) and (ii) incurred in the ordinary course of business; PROVIDED that the aggregate amount of such indemnity obligations pursuant to clauses
                   (b)(i) and (ii) less the amount of any such obligations secured by the Existing Letters of Credit and any additional letters of credit issued pursuant to Section 9.1(d) does not exceed $8,000,000."

              (k) Section 9.3 is hereby amended by adding the following subsection "j" to the end of such Section:

                   "(j) Liens securing Debt under the Swingline Facility."

              (l) Section 9.7 is hereby amended by deleting such Section in its entirety and substituting the following in lieu thereof:

                   "Section 9.7. LIMITATIONS ON DIVIDENDS AND DISTRIBUTIONS. Declare or pay any dividends upon any of its capital stock; purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock, or make any distribution of cash, property or assets among the holders of shares of its capital stock; or make any change in its capital structure that could reasonably be expected to have a Material Adverse Effect; provided that (a) the Borrower may pay dividends solely in shares of its own capital stock, (b) any Subsidiary of the Borrower may pay cash dividends or make any other cash distribution thereto, and (c) as long as no Default or Event of Default has occurred or is continuing or would result by the action taken, (i) the Borrower may pay a cash dividend of up to $.125 per share of its capital stock on a quarterly basis (or $.50 per share on an annualized basis) for 1997, which amount may be increased by the Borrower on an


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                   annualized basis by up to $.05 per share for each calendar year after 1997, in accordance with the formal dividend plan adopted by the Board of Directors of the Borrower previously delivered to the Agent and Lenders, and (ii) the Borrower may purchase on the open market (and/or through private purchases) shares of its capital stock in accordance with the formal share repurchase plan (the "Repurchase Plan," as amended, restated, or modified, previously delivered to the Agent and Lenders) adopted by the Board of Directors of the Borrower."

         3. AGREEMENT. The Borrower agrees that it will reduce the amount of the Aggregate Commitment by an amount equal to the amount of the Swingline Facility contemporaneous with the closing of the Swingline Facility

         4. CONDITIONS. The effectiveness of this Fourth Amendment shall be conditioned upon satisfaction of the following conditions:

              (a) Fourth Amendment. Receipt by the Agent of copies of this Fourth Amendment executed by the Agent, Borrower, and Lenders.

              (b) Upfront Fees. On the Fourth Amendment Effective Date, each lender shall receive for the account of the Lenders an upfront fee equal to $5,000.

              (c) CERTIFICATE OF THE BORROWER. The Agent shall have received a certificate dated as of the Fourth Amendment Effective Date from the Borrower, in form and substance satisfactory to the Agent, certifying on behalf of the Credit Parties that all representations and warranties of the Credit Parties contained in this Amendment and the Loan Documents are true and correct in all material respects; that no Credit Party is in violation of any of the covenants contained in the other Loan Documents; that, after giving effect to the transactions contemplated by this Amendment, no Default or Event of Default has occurred and is continuing; and that the Credit Parties have satisfied each of the closing conditions regarding the Fourth Amendment to be satisfied thereby.

              (d) CERTIFICATE OF SECRETARY OF THE CREDIT PARTIES. The Agent shall have received a certificate of the secretary or assistant secretary of each Credit Party dated as of the Fourth Amendment Effective Date certifying on behalf of such Credit Party, as applicable, that the articles of incorporation and bylaws of such Credit Party previously rescinded or amended in any respect since such delivery date; that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Credit party, authorizing the execution, delivery and performance of this Amendment and the continued effectiveness of other Loan Documents; and as to the incumbency and genuineness of the signature of each officer of such Credit Party executing Loan Documents to which such Credit Party is a party.


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              (e) DIVIDEND RESOLUTION AND REPURCHASE PLAN. The Agent and each
         Lender shall have received a copy of the board resolutions approving the dividend and Repurchase Plan.

              (f) ADDITIONAL ITEMS. Receipt by the Agent or any other document or instrument reasonably requested by it in connection with the execution of this Amendment.

         5. LIMITED AMENDMENT. Except as expressly amended herein, the Credit Agreement and each other Loan Document shall continue to be, and shall remain, in full force and effect. This Fourth Amendment shall not be deemed (a) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Documents or (b) to prejudice any other right or rights which the Agent or Lenders may now have or may have in the future under or in connection with the Credit Agreement or the Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated or otherwise modified from time to time.

         6. REPRESENTATIONS AND WARRANTIES. By its execution hereof, the Borrower hereby certifies on behalf of itself and the other Credit Parties that each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents is true and correct as of the date hereof as if fully set forth herein and that as of the date hereof no Default or Event of Default has occurred and is continuing.

         7. CONFIRMATION OF SECURITY DOCUMENTS. Each Credit Party hereby agrees and confirms that the definition of obligations as used in each Pledge Agreement and Subsidiary Guaranty Agreement to which it is a party includes the Credit Agreement as amended hereby.

         8. CONSENT TO SWINGLINE FACILITY SECURITY. Each Lender hereby consents and agrees that the Swingline Facility may be secured, on a pari passu basis, with the Obligations, by the Collateral and the Subsidiary Guaranty Agreements.

         9. EXPENSES. The Borrower shall pay all reasonable out-of-pocket expenses of the Agent in connection with the preparation, execution and delivery of this Fourth Amendment, including without limitation, the reasonable fees and disbursements of counsel for the Agent.

         10. GOVERNING LAW. This Fourth Amendment shall be governed by and construed in accordance with the laws of the State of North Carolina.

         11. COUNTERPARTS. This Fourth Amendment may be executed in separate counterparts, each of which when executed and delivered is an original but all of which taken together constitutes one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed as of the date and year first above written.


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                                    BORROWER:

                                    HEALTHPLAN SERVICES CORPORATION

                                    By: /s/ JAMES K. MURRAY III
                                        --------------------------
                                         James K. Murray III
                                         Executive Vice President and
                                         Chief Financial Officer


                                    OTHER CREDIT PARTIES:

                                    HEALTHPLAN SERVICES, INC.

                                    HEALTHCARE INFORMATICS
                                      CORPORATION

                                    THIRD PARTY CLAIMS
                                      MANAGEMENT, INC.

                                    HARRINGTON SERVICES CORPORATION

                                    R.E. HARRINGTON, INC.

                                    AMERICAN BENEFIT PLAN
                                      ADMINISTRATORS, INC.

                                    PROHEALTH, INC.

                                    EMPLOYEE BENEFIT SERVICES, INC.

                                    CONSOLIDATED GROUP, INC.

                                    GROUP BENEFIT ADMINISTRATORS
                                      INSURANCE AGENCY, INC.

                                    CONSOLIDATED CLAIMS, INC. now known
                                      as CONSOLIDATED GROUP, INC.

                                    CONSOLIDATED HEALTH COALITION, INC.
                                      now known as CONSOLIDATED GROUP, INC.

                                    By: /s/ JAMES K. MURRAY III
                                       --------------------------
                                         James K. Murray III
                                         Executive Vice President


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                                    FIRST UNION NATIONAL BANK OF NORTH
                                    CAROLINA, as Agent and Lender

                                    By: /s/ GAIL M. GOLIGHTLY
                                       --------------------------
                                    Name:  Gail M. Golightly
                                    Title:  Senior Vice President


                                    BARNETT BANK, N.A.
                                    (as successor by merger to Barnett Bank of Tampa, a State Bank), as Lender

                                    By: /s/ KIMBERLY A. BRUCE
                                       ----------------------
                                    Name: Kimberly A. Bruce
                                    Title:  Vice President

                                    NATIONSBANK, N.A. (SOUTH), as Lender

                                    By: /s/ PENNY WHITE
                                        ----------------------
                                            Name:  Penny White
                                    Title:  Senior Vice President

                                    SOUTHTRUST  BANK,  NATIONAL
                                    ASSOCIATION (formerly knownas SouthTrust
                                    Bank of Alabama, National Association), as
                                    Lender

                                    By: /s/ MARTIN D. GAWEL
                                       ----------------------
                                    Name:  Martin D. Gawel
                                    Title:  Vice President

                                    FLEET BANK, N.A., as Lender

                                    By: /s/ MARK A. SIEGEL
                                       ----------------------
                                    Name:  Mark A. Siegel
                                    Title:  Assistant Vice President


                                    SUNTRUST BANK, TAMPA BAY, as Lender

                                    By: /s/ JEFF FERRY
                                       ----------------------
                                    Name:  Jeff Ferry
                                    Title:  1st Vice President
                                    THE FIFTH THIRD BANK OF COLUMBUS, as Lender


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                                    By: /s/ CHARLES D. HALE
                                       ----------------------
                                    Name:  Charles D. Hale
                                    Title:  Vice President